UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13
OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 16, 2001


Commission file number 0-16820


FIRST DEARBORN INCOME PROPERTIES L.P.
(Exact name of registrant as specified in its charter)


Delaware                                             36-3591517
(State of organization)        (IRS Employer Identification No.)


154 West Hubbard Street, Suite 250, Chicago, IL     60610
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (312) 464-
0100




Item 5.  Other events.

This report is filed for the purpose of disclosing a significant event as it relates to the company's investment in the Vero Beach shopping center. The shopping centers major tenant, Publix Super Markets, Inc., has given notice that it intends to vacate the premises during the fourth quarter of 2003. The Publix lease expires in September 2004 and there are 3 5-year extension options. Publix has expressed an interest in negotiating a termination of their lease. They have also stated that if a mutual agreement can not be reached then they would seek to sublet the space.

Since there is sufficient time to seek a replacement tenant, the Company does not anticipate any adverse financial impact if Publix vacates as they currently intend.








SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	FIRST DEARBORN INCOME PROPERTIES L.P.
	(Registrant)


	By:  FDIP, Inc.
	(Managing General Partner)



January, 29 2001	By:  Robert S. Ross
	                 President
	                (Principal Executive Officer)




January 29, 2001	By:  Bruce H. Block
	                 Vice President
	                (Principal Financial Officer)